UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026 (August 19, 2026)

METROCITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-39068	47-2528408
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Buford Highway Doraville, Georgia	30340
(Address of principal executive offices)	(Zip Code)

(770) 455-4989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	MCBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2026, Mr. Don T.P. Leung notified MetroCity Bankshares, Inc. (the “Company”) and Metro City Bank, the wholly owned banking subsidiary of the Company (the “Bank”), of his decision to resign as a member of the Board of Directors (the “Board”) of the Company and the Bank and as vice chairman of the Board, effective as of September 17, 2026. As a result, Mr. Leung will also be resigning as Chairman of the Company’s Credit Risk Management Committee and as a member of the Company’s Executive Committee, Nominating and Governance Committee, Information Technology Committee and Loan Committee. Mr. Leung’s decision to resign is not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCITY BANKSHARES, INC.

Date: August 21, 2026	By:	/s/ Farid Tan
Farid Tan
President and Interim Chief Financial Officer